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                                                                   EXHIBIT(e)(3)

[LOGO] AIG AMERICAN GENERAL                       Platinum Investor FlexDirector
                                               Variable Universal Life Insurance
                                                        Supplemental Application

American General Life Insurance Company, (AGL)
A member company of American International        This supplement must accompany
 Group, Inc.                                         the appropriate application
Home Office: Houston, Texas                                  for life insurance.

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Applicant Information -- Supplement to the application on the life of
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    John Doe                              06/01/04
    ------------------------------------  --------------------------------------
    Name of proposed insured              Date of application for life insurance

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Initial Allocation Percentages
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Investment Options      In the "Premium Allocation" column, indicate how each
                        premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                                           PREMIUM    DEDUCTION
                                                          ALLOCATION  ALLOCATION
                                                          ----------  ----------
[(301)  AGL Declared Fixed Interest Account                   100 %       100 %
 AIM Variable Insurance Funds
 (441)  AIM V.I. International Growth                       ______%     ______%
 (442)  AIM V.I. Premier Equity                             ______%     ______%
 The Alger American Fund
 (444)  Alger American Leveraged AllCap                     ______%     ______%
 (443)  Alger American MidCap Growth                        ______%     ______%
 American Century Variable Portfolios, Inc.
 (445)  VP Value                                            ______%     ______%
 Credit Suisse Trust
 (446)  Small Cap Growth                                    ______%     ______%
 Dreyfus Investment Portfolios
 (447)  MidCap Stock                                        ______%     ______%
 Dreyfus Variable Investment Fund
 (449)  Developing Leaders                                  ______%     ______%
 (448)  Quality Bond                                        ______%     ______%
 Fidelity Variable Insurance Products
 (453)  VIP Asset Manager                                   ______%     ______%
 (452)  VIP Contrafund                                      ______%     ______%
 (450)  VIP Equity-Income                                   ______%     ______%
 (451)  VIP Growth                                          ______%     ______%
 (454)  VIP Mid Cap                                         ______%     ______%
 Franklin Templeton Variable Insurance Products Trust
 (457)  FT Foreign Securities                               ______%     ______%
 (456)  FT Mutual Shares Securities                         ______%     ______%
 (458)  FT Small Cap Value Securities                       ______%     ______%
 (455)  FT U.S. Government                                  ______%     ______%
 Janus Aspen Series
 (459)  International Growth                                ______%     ______%
 (461)  Mid Cap Growth                                      ______%     ______%
 (460)  Worldwide Growth                                    ______%     ______%
 J.P. Morgan Series Trust II
 (463)  JPMorgan Mid Cap Value                              ______%     ______%
 (462)  JPMorgan Small Company                              ______%     ______%
 MFS Variable Insurance Trust
 (466)  MFS Capital Opportunities                           ______%     ______%
 (464)  MFS Emerging Growth                                 ______%     ______%
 (467)  MFS New Discovery                                   ______%     ______%
 (465)  MFS Research                                        ______%     ______%
 Neuberger Berman Advisers Management Trust
 (468)  Mid-Cap Growth                                      ______%     ______%
 Oppenheimer Variable Account Funds
 (469)  Oppenheimer Balanced                                ______%     ______%
 (470)  Oppenheimer Global Securities                       ______%     ______%
 PIMCO Variable Insurance Trust
 (472)  PIMCO Real Return                                   ______%     ______%
 (471)  PIMCO Short-Term                                    ______%     ______%
 (473)  PIMCO Total Return                                  ______%     ______%
 Putnam Variable Trust
 (474)  Putnam VT Diversified Income                        ______%     ______%
 (475)  Putnam VT Growth and Income                         ______%     ______%
 (476)  Putnam VT Int'l Growth and Income                   ______%     ______%
 SunAmerica Series Trust
 (478)  Aggressive Growth                                   ______%     ______%
 (477)  SunAmerica Balanced                                 ______%     ______%
 The Universal Institutional Funds,  Inc.
 (479)  Equity Growth                                       ______%     ______%
 (480)  High Yield                                          ______%     ______%
 VALIC Company I
 (481)  International Equities                              ______%     ______%
 (482)  Mid Cap Index                                       ______%     ______%
 (483)  Money Market I                                      ______%     ______%
 (484)  Nasdaq-100 Index                                    ______%     ______%
 (487)  Science & Technology                                ______%     ______%
 (486)  Small Cap Index                                     ______%     ______%
 (485)  Stock Index                                         ______%     ______%
 Van Kampen Life Investment Trust
 (490)  Growth and Income                                   ______%     ______%
 Vanguard Variable Insurance Fund
 (488)  High Yield Bond                                     ______%     ______%
 (489)  REIT Index                                          ______%     ______%

 Other: ________________________                            ______%     ______%
                                                               100%        100%]

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AGLC100860 2003 Rev0504            Page 1 of 4

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Dollar Cost Averaging (DCA)
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Dollar Cost             ($5,000 Minimum Beginning Accumulation Value) An amount
Averaging (DCA)         can be systematically transferred from any one
                        investment option and directed to one or more of the investment options below. The AGL Declared Fixed
                        Interest Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                        NOTE: DCA is not available if the Automatic Rebalancing option has been chosen.

                        Day of the month for transfers:   (Choose a day of the month between 1-28.)
                        --------------------------------- -----------------------------------------------------
                        Frequency of transfers:  [ ] Monthly  [ ] Quarterly  [ ] Semiannually  [ ] Annually
                        ------------------------ ------------ -------------- ----------------- ----------------
                        DCA to be made from the following investment option:
                        ---------------------------------------------------- ----------------------------------
                        Transfer $                                           ($100 Minimum, Whole Dollars Only)
                        ---------------------------------------------------- ----------------------------------

[AIM Variable Insurance Funds
 (441)  AIM V.I. International Growth                             $____________
 (442)  AIM V.I. Premier Equity                                   $____________
 The Alger American Fund
 (444)  Alger American Leveraged AllCap                           $____________
 (443)  Alger American MidCap Growth                              $____________
 American Century Variable Portfolios, Inc.
 (445)  VP Value                                                  $____________
 Credit Suisse Trust
 (446)  Small Cap Growth                                          $____________
 Dreyfus Investment Portfolios
 (447)  MidCap Stock                                              $____________
 Dreyfus Variable Investment Fund
 (449)  Developing Leaders                                        $____________
 (448)  Quality Bond                                              $____________
 Fidelity Variable Insurance Products
 (453)  VIP Asset Manager                                         $____________
 (452)  VIP Contrafund                                            $____________
 (450)  VIP Equity-Income                                         $____________
 (451)  VIP Growth                                                $____________
 (454)  VIP Mid Cap                                               $____________
 Franklin Templeton Variable Insurance Products Trust
 (457)  FT Foreign Securities                                     $____________
 (456)  FT Mutual Shares Securities                               $____________
 (458)  FT Small Cap Value Securities                             $____________
 (455)  FT U.S. Government                                        $____________
 Janus Aspen Series
 (459)  International Growth                                      $____________
 (461)  Mid Cap Growth                                            $____________
 (460)  Worldwide Growth                                          $____________
 J.P. Morgan Series Trust II
 (463)  JPMorgan Mid Cap Value                                    $____________
 (462)  JPMorgan Small Company                                    $____________
 MFS Variable Insurance Trust
 (466)  MFS Capital Opportunities                                 $____________
 (464)  MFS Emerging Growth                                       $____________
 (467)  MFS New Discovery                                         $____________
 (465)  MFS Research                                              $____________
 Neuberger Berman Advisers Management Trust
 (468)  Mid-Cap Growth                                            $____________
 Oppenheimer Variable Account Funds
 (469)  Oppenheimer Balanced                                      $____________
 (470)  Oppenheimer Global Securities                             $____________
 PIMCO Variable Insurance Trust
 (472)  PIMCO Real Return                                         $____________
 (471)  PIMCO Short-Term                                          $____________
 (473)  PIMCO Total Return                                        $____________
 Putnam Variable Trust
 (474)  Putnam VT Diversified Income                              $____________
 (475)  Putnam VT Growth and Income                               $____________
 (476)  Putnam VT Int'l Growth and Income                         $____________
 SunAmerica Series Trust
 (478)  Aggressive Growth                                         $____________
 (477)  SunAmerica Balanced                                       $____________
 The Universal Institutional Funds, Inc.
 (479)  Equity Growth                                             $____________
 (480)  High Yield                                                $____________
 VALIC Company I
 (481)  International Equities                                    $____________
 (482)  Mid Cap Index                                             $____________
 (483)  Money Market I                                            $____________
 (484)  Nasdaq-100 Index                                          $____________
 (487)  Science & Technology                                      $____________
 (486)  Small Cap Index                                           $____________
 (485)  Stock Index                                               $____________
 Van Kampen Life Investment Trust
 (490)  Growth and Income                                         $____________
 Vanguard Variable Insurance Fund
 (488)  High Yield Bond                                           $____________
 (489)  REIT Index                                                $____________

 Other: ________________________                                  $____________]

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Automatic Rebalancing
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Automatic               ($5,000 Minimum Beginning Accumulation Value) Variable
Rebalancing             division assets will be automatically rebalanced based
                        on the premium percentages designated on Page 1 of this form. If the AGL Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                        Check Here for Automatic Rebalancing Frequency:  [ ] Quarterly  [ ] Semiannually  [ ] Annually
                        ------------------------------------------------ -------------- ----------------- ---------------
                        NOTE: Automatic Rebalancing is not available if the Dollar Cost Averaging option has been chosen.

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AGLC100860 2003 Rev0504            Page 2 of 4

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Modified Endowment Contract
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Contract                If any premium payment causes the policy to be
                        classified as a modified endowment contract under
                        Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status
                        to be refunded.                          [X] YES  [ ] NO

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Authorization for Transactions
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Initial appropriate     I (or we, if Joint Owners), hereby authorize AGL to act
box here:               on telephone instructions or e-service instructions, if
                        elected, to transfer values among the variable divisions
                        and the AGL Declared Fixed Interest Account and to
                        change allocations for future premium payments and
                        monthly deductions given by:

                        [ ] Policy Owner(s)-- if Joint Owners, either of us acting independently.

                        [ ]  Policy Owner(s) or the Agent/Registered
                             Representative who is appointed to represent AGL and the firm authorized to service my policy.

                        AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions or e-service instructions received and acted on in good faith, including losses due to telephone instruction or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

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Suitability
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
All questions must      1.    Have you, the Proposed Insured or Owner (if
be answered.                  different), received the variable universal life
                              insurance policy prospectus and the investment
                              choices brochure describing the investment
                              options?                                             [X] yes  [ ] no

                        2.    Do you understand and acknowledge:

                              a.    THAT THE POLICY APPLIED FOR IS VARIABLE,
                                    EMPLOYS THE USE OF SEGREGATED ACCOUNTS
                                    WHICH MEANS THAT YOU NEED TO RECEIVE AND
                                    UNDERSTAND CURRENT PROSPECTUSES FOR THE
                                    POLICY AND THE UNDERLYING ACCOUNTS?            [X] yes  [ ] no

                              b.    THAT ANY BENEFITS, VALUES OR PAYMENTS
                                    BASED ON PERFORMANCE OF THE SEGREGATED
                                    ACCOUNTS MAY VARY: AND                         [X] yes  [ ] no

                                    (1)    ARE NOT GUARANTEED BY THE
                                           COMPANY, ANY OTHER INSURANCE
                                           COMPANY, THE U.S. GOVERNMENT OR
                                           ANY STATE GOVERNMENT?                   [X] yes  [ ] no

                                    (2)    ARE NOT FEDERALLY INSURED BY THE
                                           FDIC, THE FEDERAL RESERVE BOARD
                                           OR ANY OTHER AGENCY, FEDERAL OR
                                           STATE?                                  [X] yes  [ ] no

                              c.    THAT IN ESSENCE, ALL RISK IS BORNE BY
                                    THE OWNER EXCEPT FOR FUNDS PLACED IN THE
                                    AGL DECLARED FIXED INTEREST ACCOUNT?           [X] yes  [ ] no

                              d.    THAT THE POLICY IS DESIGNED TO PROVIDE
                                    LIFE INSURANCE COVERAGE AND TO ALLOW FOR
                                    THE ACCUMULATION OF VALUES  IN THE
                                    SEGREGATED ACCOUNTS?                           [X] yes  [ ] no

                              e.    THE AMOUNT OR DURATION OF THE DEATH
                                    BENEFIT MAY INCREASE OR DECREASE,
                                    DEPENDING ON THE INVESTMENT EXPERIENCE
                                    OF THE SEPARATE ACCOUNT?                       [X] yes  [ ] no

                              f.    THE POLICY VALUES MAY INCREASE OR
                                    DECREASE, DEPENDING ON THE INVESTMENT
                                    EXPERIENCE OF THE SEPARATE ACCOUNT, THE
                                    AGL DECLARED FIXED INTEREST ACCOUNT
                                    ACCUMULATION, AND CERTAIN EXPENSE
                                    DEDUCTIONS?                                    [X] yes  [ ] no

                        3.    Do you believe the Policy you selected meets
                              your insurance and investment objectives and
                              your anticipated financial needs?                    [X] yes  [ ] no

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AGLC100860 2003 Rev0504            Page 3 of 4

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Electronic Delivery Consent
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                        The American General Life Insurance Company ("AGL") is
                        capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                        This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                        .    Contract prospectuses and supplements
                        .    Investment option prospectuses and supplements
                        .    Statements of additional information
                        .    Annual and semi-annual investment option reports

                        This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at The American General Life Insurance Company, P.O. Box 4880 Houston, Texas 77210-4880. Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                        In order to participate in this delivery method you must have access to the following:

                        .    A personal computer with CD-ROM hardware and
                             software
                        .    Browser software, such as Microsoft Internet
                             Explorer, Netscape Communicator, or equivalent,
                        .    Communication access to the Internet.

                        Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

                        We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                        Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                        By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                        I consent to receive electronic delivery of the documents specified above.


                        ------------------------     --------------------------
                        Signature of Owner           Please provide your
                                                      e-mail address

                        If you prefer CD-ROM Delivery, please check here [ ]

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Signatures
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
Signatures              Signed at (city, state) Anytown, USA
                        --------------------------------------------------------------------------------------

                        Print name of Broker/Dealer
                        --------------------------------------------------------------------------------------

                        X Registered representative                    State license #           Date
                        ------------------------------------------------------------------------ -------------

                        X Primary proposed insured John Doe                                      Date 06/01/04
                        ------------------------------------------------------------------------ -------------

                        X Owner                                                                  Date
                        ------------------------------------------------------------------------ -------------
                        (If different from Proposed Insured)

                        X Joint Owner                                                            Date
                        ------------------------------------------------------------------------ -------------
                        (If applicable)

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AGLC100860 2003 Rev0504            Page 4 of 4